Exhibit 3.28

Delaware
The First State
I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “TNHC-ARANTINE GP LLC”, FILED IN THIS OFFICE ON THE NINETEENTH DAY OF JUNE, A.D. 2014, AT 12:47 O’CLOCK P.M.

CERTIFICATE OF FORMATION
OF
TNHC-ARANTINE GP LLC

This Certificate of Formation of TNHC-ARANTINE GP LLC, dated as of June 19, 2014, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.).
1.The name of the limited liability company (“Company”) formed hereby is TNHC-ARANTINE GP LLC.

2.The address of the registered office of the Company in the State of Delaware is 2140 S. Dupont Highway, Camden, DE 19934. The name of its registered agent for service of process at such address is Paracorp Incorporated.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first written above.
By: /s/ Jody Harrington
Print Name: Jody Harrington
Title: Authorized Person